Exhibit 10.1


                     Exhibits to Asset Purchase Agreement
                     -------------------------------------

                                    EXHIBIT A

                         EARNEST MONEY ESCROW AGREEMENT

     EARNEST MONEY ESCROW AGREEMENT (this "Escrow Agreement"), dated as of June 17, 2005, by and between WestPoint Stevens Inc., a Delaware corporation, (the "Company"), WestPoint Stevens Inc. I, WestPoint Stevens Stores Inc. and J.P. Stevens Enterprises, Inc., subsidiaries of the Company (collectively with the Company, "Seller") debtor-in-possession under title 11, of the United States Code, 11 U.S.C. in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") and Textile Co., Inc., a Delaware corporation ("Purchaser") and Citibank, N.A. as escrow agent (the "Escrow Agent").

                               W I T N E S S E T H

     WHEREAS, pursuant to that certain order of the Bankruptcy Court dated April 22, 2005, approving bidding procedures (the "Bidding Procedures") for the sale of all or substantially all of the Sellers assets (the "Bidding Procedures Order"), Purchaser has submitted a bid to acquire substantially all of the Sellers assets;

     WHEREAS, in connection with such bid, Purchaser has submitted to the Company a form of Asset Purchase Agreement (such form, as ultimately entered into by the parties thereto, the "Asset Purchase Agreement");

     WHEREAS, pursuant to the Bidding Procedures, Purchaser is required to submit a deposit in connection with its bid in an amount equal to ten (10%) percent of the cash bid amount;

     WHEREAS, pursuant to the Bidding Procedures, Purchaser will deliver a deposit of $12,500,000, which may be increased by a subsequent deposit in accordance with the Bidding Procedures (such deposit and any subsequent deposit the "Escrow Deposit", and together with all interest thereon collectively the "Escrow Funds") into an escrow account;

     WHEREAS, the Sellers are authorized to enter into this Escrow Agreement pursuant to the Bidding Procedures Order; and

     WHEREAS, Purchaser and Seller desire to appoint the Escrow Agent to act as escrow agent hereunder in the manner hereinafter set forth and the Escrow Agent is willing to act in such capacity.

     NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser, Seller and the Escrow Agent hereby agree as follows:

     1. Establishment of Escrow Account. The Escrow Agent shall establish and maintain on behalf of the parties hereto, an interest bearing account (the "Escrow Account") to which there shall be immediately credited and held all amounts received by the Escrow Agent from Purchaser in accordance with Section 2 hereof. The funds credited to the Escrow Account shall be applied and disbursed only as provided herein. The Escrow Agent shall segregate the funds credited to the Escrow Account from its other funds, or funds of any other parties. The Escrow Account and the Escrow Funds shall not be property of the Sellers' bankruptcy estates.

     2. Deposits to the Escrow Account; Investment.

           (a) Purchaser shall deliver to the Escrow Agent for deposit in the Escrow Account $12,500,000 as required pursuant to the Bidding Procedures and the terms set forth herein and shall make a subsequent deposit hereunder as and when provided by the Bidding Procedures.

           (b) All amounts to be deposited with the Escrow Agent shall be transferred by wire transfer of immediately available funds to the following account of the Escrow Agent (or to such other account of the Escrow Agent as the Escrow Agent shall notify the Company and Purchaser in writing prior to the transfer of funds and which account the Company and Purchaser approve):

                      Citibank, N.A.
                      ABA No.:  021000089
                      Citibank as Escrow Agent for
                      Textile Co. and WestPoint Stevens
                      Account No.:  95001224
                      Attention:  Amie Thomas

           (c) Purchaser is and shall be deemed the owner of all Escrow Funds in the Escrow Account and shall be responsible for the preparation of all tax returns associated therewith and shall pay all costs relating to such returns, and all taxes, fines and penalties and interest. The Escrow Account shall be assigned the federal tax identification number of Purchaser. Purchaser shall provide Escrow Agent, at any time upon request of Escrow Agent with a Form W-8 or W-9 to evidence Purchaser is not subject to any back-up withholding under the United States Internal Revenue Code. Purchaser shall report all income, if any, that is earned on, or derived from, the Escrow Funds as its income, in the taxable year or years in which such income is properly includible and pay any taxes attributable thereto.

     3. Distributions from Escrow Account.(a) The Escrow Funds on deposit in the Escrow Account shall be withdrawn and disbursed by the Escrow Agent only in accordance with this Section 3.

           (a) If Purchaser is the Successful Bidder (as defined in the Bidding Procedures), and the Asset Purchase Agreement is not executed and delivered by the parties thereto by seven (7) days after the Purchaser Selection Hearing, Purchaser and the Company shall give joint written instructions to the Escrow Agent, signed by Purchaser and the Company, to deliver the Escrow Funds to the Purchaser, and the Escrow Agent shall so disburse the Escrow Funds, within two
(2) business days of receipt of such instructions.

           (b) If Purchaser is not the Successful Bidder but its bid constitutes the second highest or otherwise best bid, Escrow Funds on deposit in the Escrow Account (including any supplemental amounts deposited pursuant to the Bidding Procedures) shall be retained in escrow by the Escrow Agent until the earlier to occur of (i) the time Purchaser's bid is officially rejected by Seller and (ii) seven (7) days after the Purchaser Selection Hearing (but in no event later than three weeks after the conclusion of the Auction). Purchaser and the Company shall give joint written instructions to the Escrow Agent, signed by Purchaser and the Company, to deliver the Escrow Funds to the Purchaser upon the occurrence of (i) or (ii) above, and the Escrow Agent shall so disburse the Escrow Funds, within two (2) business days of receipt of such instructions.

           (c) If Purchaser is not the Successful Bidder and its bid does not constitute the second highest or otherwise best bid, Escrow Funds on deposit in the Escrow Account shall be returned to Purchaser. Purchaser and the Company shall give joint written instructions to the Escrow Agent, signed by Purchaser and the Company, to deliver the Escrow Funds to Purchaser and the Escrow Agent shall so disburse the Escrow Funds, within two (2) business days of receipt of such instructions.

           (d) If, following the execution of the Asset Purchase Agreement by the parties thereto, the Escrow Agent receives joint written instructions signed by Purchaser and the Company to the effect that the Asset Purchase Agreement has been terminated by Seller pursuant to the terms of the Asset Purchase Agreement and pursuant to such terms, Seller is entitled to the Escrow Funds, the Escrow Agent shall disburse the Escrow Funds to Seller within two (2) Business Days of receipt of notice of such termination.

           (e) If, following the execution of the Asset Purchase Agreement by the parties thereto, the Escrow Agent receives joint written instructions signed by Purchaser and the Company to the effect that the Asset Purchase Agreement has been terminated pursuant to the terms of the Asset Purchase Agreement, and pursuant to such terms Purchaser is entitled to the Escrow Funds, the Escrow Agent shall return the Escrow Funds to Purchaser within two (2) Business Days of receipt of notice of such termination.

           (f) Either the Company or Purchaser (the "Notifying Party") (without joint instructions from the other party) may notify the Escrow Agent and the other party hereto (the "Recipient") in writing that it believes it is entitled to the Escrow Funds. Any such notice (the "Notice") shall state the reason that the Notifying Party is entitled to the Escrow Funds. The Notice will be sent simultaneously to the Escrow Agent and the Recipient. Upon receipt of the Notice, the Escrow Agent shall promptly deliver a copy thereof to the Recipient. The Recipient shall have ten calendar days following the date the Notice is deemed duly given (pursuant to Section 8 hereof) to provide written notice to the Escrow Agent and the Notifying Party disputing the Notifying Party's entitlement to the Escrow Funds. Upon receipt of written notice disputing the Notifying Party's entitlement to the Escrow Funds, the Escrow Agent shall promptly deliver a copy thereof to the Notifying Party. If the Escrow Agent does not receive written notice disputing such entitlement to the Escrow Funds within ten calendar days following the date the Notice is deemed duly given (pursuant to Section 8 hereof), the Escrow Agent shall pay the Escrow Funds as directed by the Notifying Party. If the Escrow Agent receives written notice disputing such entitlement to the Escrow Funds within ten calendar days following the date the Notice is deemed duly given, the Escrow Agent shall not pay the Escrow Funds until the Escrow Agent receives either an order of the Bankruptcy Court, which order has become final and not subject to appeal and has been certified by the Clerk of the Bankruptcy Court or other appropriate official of the Bankruptcy Court, or joint written notice signed by Purchaser and the Company indicating that the dispute has been resolved, and directing the Escrow Agent to whom to pay the Escrow Funds and in what amounts (the occurrence of either event, a "Final Resolution"). The Escrow Agent shall pay the Escrow Funds within five (5) business days of its receipt of the written evidence of a Final Resolution required above in this Section 3(f) in accordance with the terms of such Final Resolution.

           (g) The Escrow Agent shall be entitled to rely, exclusively, on any representation jointly made by Purchaser and the Company in writing in relation to the release of Escrow Funds from the Escrow Account, including, but not limited to, any representation that Purchaser or the Seller is entitled to the Escrow Funds, and shall release the Escrow Funds from the Escrow Account from time to time as directed in any such joint written instruction from Purchaser and the Company or pursuant to a Final Resolution.

           (h) Upon the Escrow Agent receiving written notice, signed by Purchaser and the Company, of the closing of the transactions contemplated by the Asset Purchase Agreement, the Escrow Agent shall promptly disburse (i) the Escrow Deposit as required by the Asset Purchase Agreement and (ii) all interest thereon to Purchaser.

           (i) All disbursements of the Escrow Funds hereunder shall be made by Escrow Agent by wire transfer of immediately available funds to such account or accounts as shall have been designated in writing to the Escrow Agent by Purchaser if it is to receive such disbursement, or by the Company if Seller or a party on behalf of Seller is to receive such disbursement. Subject to the terms hereof, the aforesaid wire transfers shall be executed by Escrow Agent pursuant to procedures set forth in and subject to the terms of the Funds Transfer Agreement that has been executed simultaneously with this Agreement.

           (j) Subject to the Bidding Procedures Order and Section 6(g) hereof, Sellers acknowledge that any notice given by Purchaser or Escrow Agent hereunder may be given without seeking any relief from the automatic stay and that the Escrow Funds and the Escrow Account do not constitute property of the Sellers' bankruptcy estates.

     4. Termination of Escrow Account and Escrow Agreement. The Escrow Account shall be deemed dissolved and this Escrow Agreement shall terminate upon the written agreement of the parties hereto, upon disbursement of all of the Escrow Funds in the Escrow Account in accordance with the terms hereof, or upon a transfer of all of the Escrow Funds pursuant to an order of the Bankruptcy Court.

     5. Escrow Agent.

           Each of Purchaser and the Company agrees to pay the Escrow Agent one-half (1/2) of the reasonable compensation for its services as Escrow Agent hereunder, as listed on Schedule A annexed hereto, promptly upon request therefore by Escrow Agent, and each of Purchaser and the Company agree to reimburse the Escrow Agent for one half (1/2) of all reasonable expenses of or reasonable disbursements incurred by the Escrow Agent in the performance of its duties hereunder, including the reasonable fees, expenses and disbursements of counsel to the Escrow Agent; provided, that if the Closing under the Asset Purchase Agreement occurs, all such compensation, fees, costs, disbursements and expenses to the Escrow Agent shall be paid by Purchaser.

     6. Rights, Duties and Immunities of Escrow Agent. Acceptance by the Escrow Agent of its duties under this Escrow Agreement is subject to the following terms and conditions, which all parties to this Escrow Agreement hereby agree shall govern and control the rights, duties and immunities of the Escrow Agent:

           (a) The duties and obligations of the Escrow Agent shall be determined solely by the express provisions of this Escrow Agreement and the Escrow Agent shall not be liable, except for the performance of such duties and obligations as are specifically set out in this Escrow Agreement. The Escrow Agent shall not be required to inquire as to the performance or observation of any obligation, term or condition under any agreement or arrangement by Purchaser and Seller. The Escrow Agent is not a party to, and is not bound by, any agreement or other document out of which this Escrow Agreement may arise. The Escrow Agent shall be under no liability to any party hereto by reason of any failure on the part of any other party hereto or any maker, guarantor, endorser or other signatory of any document or any other person to perform such person's obligations under any such document. The Escrow Agent shall not be bound by any waiver, modification, termination or rescission of this Escrow Agreement or any of the terms hereof, unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall give its prior written consent thereto.

           (b) The Escrow Agent shall not be responsible in any manner for the validity or sufficiency of this Escrow Agreement or of any property delivered hereunder, or for the value or collectibility of any note, check or other instrument, if any, so delivered, or for any representations made or obligations assumed by any party other than the Escrow Agent. Nothing herein contained shall be deemed to obligate the Escrow Agent to deliver any cash, instruments, documents or any other property referred to herein, unless the same shall have first been received by the Escrow Agent pursuant to this Escrow Agreement.

           (c) Purchaser and the Company will each reimburse and indemnify the Escrow Agent for, and hold it harmless against, one-half (1/2) of any loss, liability or expense, including but not limited to reasonable counsel fees, incurred without bad faith, willful misconduct or gross negligence on the part of the Escrow Agent arising out of or in conjunction with its acceptance of, or the performance of its duties and obligations under this Escrow Agreement, as well as the reasonable costs and expenses, including reasonable counsel fees, of defending against any claim or liability arising out of or relating to this Escrow Agreement; provided, that if the Closing under the Asset Purchase Agreement occurs, all such fees, costs, expenses and indemnities shall be borne by Purchaser.

           (d) The Escrow Agent shall be fully protected in acting on and relying upon any written notice direction, request, waiver, consent, receipt or other paper or document which the Escrow Agent in good faith believes to have been signed and presented by the proper party or parties.

           (e) The Escrow Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith or for any mistake in fact or law, or for anything which it may do or refrain from doing in connection herewith, except its own bad faith, gross negligence or willful misconduct.

           (f) The Escrow Agent may seek the advice of legal counsel in the event of any dispute or question as to the construction of any of the provisions of this Escrow Agreement or its duties hereunder, and it shall incur no liability and shall be fully protected in respect of any action taken, omitted or suffered by it in good faith in accordance with the written advice or opinion of such counsel.

           (g) The parties hereto agree that should any dispute arise with respect to the payment, ownership or right of possession of the Escrow Funds, the Escrow Agent is authorized and directed to retain in its possession, without liability to anyone, except for its bad faith, willful misconduct or gross negligence, all or any part of the Escrow Funds until such dispute shall have been settled either by written agreement signed by Purchaser and the Company or by the final non-appealable order, decree or judgment of the Bankruptcy Court and a notice executed by Purchaser and the Company or their authorized representatives shall have been delivered to the Escrow Agent setting forth the resolution of the dispute and the amount of the Escrow Funds to be paid pursuant thereto, which notice Purchaser and the Company hereby agree to so execute and deliver to the Escrow Agent in the event that such an order, decree or judgment is obtained from or issued by the Bankruptcy Court. The Escrow Agent shall make the payments of the amounts set forth in such notice within two (2) business days of its receipt of such notice in accordance with the terms thereof. The Escrow Agent shall be under no duty whatsoever to institute, defend or partake in such proceedings. Purchaser and Seller acknowledge and agree that neither party will seek an order for the release of the Escrow Funds without giving adequate notice of such action to the other party so that the other party has sufficient opportunity to appear with respect thereto.

           (h) The agreements set forth in this Section 6 shall survive the resignation or removal of the Escrow Agent, the termination of this Escrow Agreement and the payment of all amounts hereunder.

     7. Resignation of Escrow Agent. The Escrow Agent shall have the right to resign upon not less than thirty (30) days written notice to the Company and Purchaser. In the event of such resignation, the Company and Purchaser shall mutually agree upon and appoint a successor escrow agent hereunder by delivering to the Escrow Agent a written notice signed by the Company and Purchaser of such appointment. Upon receipt of such written notice, the Escrow Agent shall deliver to the designated successor escrow agent all money held hereunder and shall thereupon be released and discharged from any and all further responsibilities whatsoever under this Escrow Agreement; provided, however, that the Escrow Agent shall not be deprived of its compensation earned prior to such time.

           If no successor escrow agent shall have been designated by the date specified in the Escrow Agent's notice, all obligations of the Escrow Agent hereunder shall continue until all property held by it hereunder is delivered to a person designated by the written instructions of the Company and the Purchaser or in accordance with the direction of a final non-appealable order or judgment of the Bankruptcy Court.

     8. Notices. All claims, notices, consents, objections and other communications under this Escrow Agreement shall be in writing and shall, except as otherwise provided herein, be deemed to have been duly given when (i) delivered by hand, or (ii) when received by the addressee, if sent by Express Mail, Federal Express or other reputable overnight delivery service, in each case, with a copy thereof delivered by facsimile (with receipt confirmed) and email, and in each case, at the appropriate addresses and facsimile numbers as set forth below:

         ESCROW AGENT:       Citibank, N.A. #735
                             785 Fifth Avenue
                             New York, NY 10022
                             Attention: Amie A. Thomas, V.P.
                             Telephone: (646) 840-3010
                             Facsimile: (212) 223-4584
                             E-mail: amie.a.thomas@citigroup.com

                             With a copy to:

                             Citibank, N.A.
                             666 Fifth Avenue, 3rd Floor
                             New York, NY  10103
                             Attention:  Anthony V. Pantina, V.P.
                             Telephone:  (212) 830-4956
                             Facsimile:  (212) 830-4905
                             E-mail:  anthony.v.pantina@citigroup.com

         PURCHASER:          Textile Co., Inc.
                             100 South Bedford Road
                             Mt. Kisco, New York 10549
                             Facsimile:  (914) 242-9282
                             Attention:  Felicia Buebel, Esq.
                             E-mail:  fpb@areh.net

                             With a copy to:

                             Sonnenschein Nath & Rosenthal LLP
                             1221 Avenue of the Americas
                             New York, NY 10020-1089
                             Facsimile:  (212) 768-6800
                             Attention:   Peter D. Wolfson, Esq.
                             E-mail:  pwolfson@sonnenschein.com


         SELLER:             WestPoint Stevens Inc.
                             507 W. 10th Street
                             WestPoint, GA 31833
                             Facsimile:  (706) 645-4300
                             Attention: General Counsel
                             E-mail:  humphries.clay@wpstv.com

                             With a copy (which shall not constitute notice) to:

                             Weil, Gotshal & Manges LLP
                             767 Fifth Avenue
                             New York, NY 10153
                             Facsimile:  (212) 310-8007
                             Attention: Ted S. Waksman, Esq.
                                        Michael F. Walsh, Esq.
                             E-mail:    ted.waksman@weil.com
                                        michael.walsh@weil.com

(or to such other addresses and facsimile numbers as a party may designate as to itself by notice to the other parties). Notwithstanding any of the foregoing, any computation of a time period which is to begin after receipt of a notice by the Escrow Agent shall run from the date of receipt by it.

     9. Successors. This Escrow Agreement shall be binding upon and inure to the benefit of the Purchaser, the Seller and the Escrow Agent and their respective successors and assigns, provided that this Escrow Agreement may not be assigned by any party without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed.

     10. Severability. If any portion or provision of this Escrow Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Escrow Agreement shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

     11. Amendments. This Escrow Agreement may be amended or modified at any time or from time to time only in writing executed by the parties to this Escrow Agreement.

     12. Governing Law. This Escrow Agreement shall be construed and interpreted, and the rights of the parties shall be determined, in accordance with the substantive laws of the State of New York, without regard to the conflict of laws principles thereof or of any other jurisdiction.

     13. JURISDICTION. THE BANKRUPTCY COURT SHALL HAVE EXCLUSIVE JURISDICTION TO RESOLVE ANY AND ALL DISPUTES ARISING UNDER THIS ESCROW AGREEMENT AND EACH OF THE PARTIES HERETO HEREBY EXPRESSLY CONSENTS TO SUCH EXCLUSIVE JURISDICTION.

     14. Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Escrow Agreement, or the waiver by any party of any breach of this Escrow Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

     15. Headings. The headings and captions in this Escrow Agreement are for convenience of reference only and shall not in any way affect the meaning or interpretation of this Escrow Agreement.

     16. Counterparts. This Escrow Agreement may be executed in any number of counterparts and by each of the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.


                  [Remainder of Page Intentionally Left Blank]

           IN WITNESS WHEREOF, the undersigned have executed this Escrow Agreement as of the date first written above.


                                            WESTPOINT STEVENS INC.


                                            By:
                                                --------------------------------
                                                  Name:
                                                  Title:


                                            WESTPOINT STEVENS INC. I

                                            By:
                                                --------------------------------
                                                  Name:
                                                  Title:


                                            WESTPOINT STEVENS STORES INC.

                                            By:
                                                --------------------------------
                                                  Name:
                                                  Title:


                                            J.P. STEVENS ENTERPRISES, INC.

                                            By:
                                                --------------------------------
                                                  Name:
                                                  Title:


                                            TEXTILE CO., INC


                                            By:
                                                --------------------------------
                                                  Name:
                                                  Title:


                                            CITIBANK, N.A.,
                                            as Escrow Agent


                                            By:
                                                --------------------------------
                                                  Name:
                                                  Title:

                                SCHEDULE OF FEES
                                ----------------

                                  To act as an
                                  Escrow Agent


Administration Fee                                                     $5,000
------------------                                                     ------

Covers acceptance of appointment as Escrow Agent including complete study of drafts of Escrow Agreement and all supporting documents in connection therewith, conferences until the final Escrow Agreement is agreed upon and execution of final Agreement.

Wire Transfer of Funds
----------------------

Fees to be charged in accordance with Citibank's Standard Schedule of Fees and Charges.

NOTE:
-----

Charges for any services not specifically covered in this schedule will be billed commensurate with the services rendered. This schedule reflects charges that are now in effect for our normal and regular services and are subject to modification where unusual conditions or requirements prevail, and does not include counsel fees or expenses and disbursements, which will be billed at cost. The fees of our counsel shall be due and payable whether or not the transaction closes.


                  [Remainder of Page Intentionally Left Blank]

                                    EXHIBIT B

                          REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT ("Agreement") is entered into as of the ____ day of __________, 2005, by and among WS Textile Co., Inc., a Delaware corporation (the "Company"), and the undersigned parties listed under Investor on the signature page hereto (each, an "Investor" and collectively, the "Investors") that have executed and delivered this Agreement.

                                   WITNESSETH:

     WHEREAS, the Investors currently hold all of the issued and outstanding securities of the Company; and

     WHEREAS, the Investors and the Company desire to enter into this Agreement to provide the Investors with certain rights relating to the registration of shares of Common Stock (as defined below) held by them and/or issuable upon exercise of the Subscription Rights (as defined below) held by them, and the registration of the Subscription Rights held by them, as applicable.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. DEFINITIONS. The following capitalized terms used herein have the following meanings:

           "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

           "Agreement" means this Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

           "Aretex" means Aretex LLC.

           "Asset Purchase Agreement" means the Asset Purchase Agreement, dated June 23, 2005, among the Company, New Textile One, Inc., New Textile Two, Inc., Textile Co., Inc., WestPoint Stevens, Inc., WestPoint Stevens Inc. I, WestPoint Stevens Stores Inc., and J.P. Stevens Enterprises Inc.

           "Commission" means the Securities and Exchange Commission, or any other federal agency then administering the Securities Act or the Exchange Act.

           "Common Stock" means the Class A Common Stock, par value $0.01 per share, of the Company.

           "Company" is defined in the preamble to this Agreement.

           "Demand Registration" is defined in Section 2.2.1.

           "Demanding Holder" is defined in Section 2.2.1.

           "Distribution Date" means the date that all of the Common Stock and Subscription Rights are delivered in accordance with Section 3.3(c) of the Asset Purchase Agreement.

           "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

           "Governmental Body" means any government or governmental or regulatory body thereof, or political subdivision thereof, whether foreign, federal, state, or local, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

           "Initial Holder" is defined in Section 2.1.1.

           "Initial Registration" is defined in Section 2.1.1.

           "Indemnified Party" is defined in Section 4.3.

           "Indemnifying Party" is defined in Section 4.3.

           "Investor" is defined in the preamble to this Agreement.

           "Investor Indemnified Party" is defined in Section 4.1.

           "Maximum Number of Shares" is defined in Section 2.2.4.

           "Non-Related Initial Holder" means any Initial Holder that is not a Related Initial Holder.

           "Notices" is defined in Section 5.3.

           "Person" means any individual, corporation, limited liability company, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

           "Piggy-Back Registration" is defined in Section 2.3.1.

           "Register," "registered" and "registration" mean a registration effected by preparing and filing a Registration Statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

           "Registrable Securities" means all of the shares of Common Stock owned or held by the Investors, all of the Subscription Rights owned or held by the Investors and all of the shares of Common Stock issuable upon the exercise of all of the Subscription Rights owned or held by the Investors. Registrable Securities include any warrants, shares of capital stock or other securities of the Company issued as a dividend or other distribution with respect to or in exchange for or in replacement of such shares of Common Stock and/or Subscription Rights, as applicable. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities are no longer owned or held by the Investor; (c) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act; (d) such securities shall have ceased to be outstanding, or (e) all of the Registrable Securities owned or held by the Investor are immediately salable under Rule 144.

           "Registration Statement" means a registration statement filed by the Company with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of Common Stock (other than a registration statement on Form S-4 or Form S-8, or its successor, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

           "Related Initial Holder" means Textile Holding, LLC and any of its Affiliates.

           "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

           "Subscription Rights" shall have the meaning set forth in the Asset Purchase Agreement.

           "Underwriter" means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer's market-making activities.

     2. REGISTRATION RIGHTS.

           2.1 Initial Registration.

                2.1.1. Registration. As soon as reasonably practicable after the Distribution Date, the Company shall prepare a Registration Statement for registration under the Securities Act of all or part of the Registrable Securities and all of the shares of Common Stock issuable upon exercise of all of the Subscription Rights that may be owned or held by persons other than the Investors (the "Initial Registration"). The Company will notify all holders of Registrable Securities of the Initial Registration, and each holder of Registrable Securities who wishes to include all or a portion of such holder's

Registrable Securities in the Initial Registration (each such holder including shares of Registrable Securities in such registration, an "Initial Holder") shall so notify the Company within fifteen (15) days after the receipt by the holder of the notice from the Company. Each Initial Holder shall specify the number of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. The Company shall not be obligated to effect more than one (1) Initial Registration under this Section 2.1.1 in respect of Registrable Securities.

                2.1.2. Effective Registration. A registration will not count as an Initial Registration until the Registration Statement filed with the Commission with respect to such Initial Registration has been declared effective and the Company has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to an Initial Registration is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the Registration Statement with respect to such Initial Registration will be deemed not to have been declared effective, unless and until, such stop order or injunction is removed, rescinded or otherwise terminated.

                2.1.3. Underwritten Offering. If a majority-in-interest of the Non-Related Initial Holders so elect and such holders so advise the Company within fifteen (15) days after the receipt by the holder of the notice from the Company, the offering of such Registrable Securities pursuant to such Initial Registration shall be in the form of an underwritten offering. In such event, the right of any holder to include its Registrable Securities in such registration shall be conditioned upon such holder's participation in such underwriting and the inclusion of such holder's Registrable Securities in the underwriting to the extent provided herein. All Initial Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such underwriting by a majority-in-interest of the Non-Related Initial Holders initiating the Initial Registration, which Underwriter or Underwriters shall be satisfactory to the Company.

           2.2 Demand Registration.

                2.2.1. Request for Registration. At any time and from time to time on or after the Company is eligible to utilize a registration statement on Form S-3 for transactions involving secondary offerings under the Securities Act, the holders of a majority-in-interest of the Registrable Securities held by the Investors, may make a written demand for registration under the Securities Act of all or part of their Registrable Securities (a "Demand Registration"). Any demand for a Demand Registration shall specify the number of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. The Company will notify all holders of Registrable Securities of the demand, and each holder of Registrable Securities who wishes to include all or a portion of such holder's Registrable Securities in the Demand Registration (each such holder including shares of Registrable Securities in such registration, a "Demanding Holder") shall so notify the Company within fifteen (15) days after the receipt by the holder of the notice from the Company. Upon any such request, the Demanding Holders shall be entitled to have their Registrable Securities included in the Demand Registration, subject to Section 2.2.4 and the provisos set forth in Section 3.1.1. The Company shall not be obligated to effect more than one (1) Demand Registration under this Section 2.2.1 in respect of Registrable Securities.

                2.2.2. Effective Registration. A registration will not count as a Demand Registration until the Registration Statement filed with the Commission with respect to such Demand Registration has been declared effective and the Company has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders thereafter elect to continue the offering.

                2.2.3. Underwritten Offering. If a majority-in-interest of the Demanding Holders so elect and such holders so advise the Company as part of their written demand for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. In such event, the right of any holder to include its Registrable Securities in such registration shall be conditioned upon such holder's participation in such underwriting and the inclusion of such holder's Registrable Securities in the underwriting to the extent provided herein. All Demanding Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such underwriting by a majority-in-interest of the holders initiating the Demand Registration, which Underwriter or Underwriters shall be satisfactory to the Company.

                2.2.4. Reduction of Offering. If the managing Underwriter or Underwriters for a Demand Registration that is to be an underwritten offering advises the Company and the Demanding Holders in writing that the dollar amount or number of Registrable Securities which the Demanding Holders desire to sell, taken together with all other shares of Common Stock or other securities which the Company desires to sell and the shares of Common Stock, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights held by other shareholders of the Company who desire to sell, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the "Maximum Number of Shares"), then the Company shall include in such registration: (i) first, the Registrable Securities as to which Demand Registration has been requested by the Demanding Holders (pro rata in accordance with the number of Registrable Securities which such Demanding Holder has requested be included in such registration, regardless of the number of Registrable Securities held by each Demanding Holder) that can be sold without exceeding the Maximum Number of Shares; (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (iii) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), the shares of Common Stock for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Shares; and (v) fourth, to the extent that the Maximum Number of Shares have not been reached under the foregoing clauses (i),
(ii), and (iii), the shares of Common Stock that other shareholders desire to sell that can be sold without exceeding the Maximum Number of Shares.

           2.3 Piggy-Back Registration.

                2.3.1. Piggy-Back Rights. If within two (2) years after the Distribution Date, the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for shareholders of the Company for their account (or by the Company and by shareholders of the Company including, without limitation, pursuant to Section 2.1), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company's existing shareholders, (iii) for an offering of debt that is convertible into equity securities of the Company, (iv) for a dividend reinvestment plan or (v) filed in connection with the Company's initial public offering (other than the Initial Registration) for equity to be issued by the Company, then the Company shall (x) give written notice of such proposed filing to the holders of Registrable Securities as soon as practicable but in no event less than ten (10) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to the holders of Registrable Securities in such notice the opportunity to register the sale of such number of Registrable Securities as such holders may request in writing within five (5) days following receipt of such notice (a "Piggy-Back Registration"). The Company shall cause such Registrable Securities to be included in such registration and will request the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All holders of Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration.

                2.3.2. Reduction of Offering. If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an underwritten offering advises the Company and the holders of Registrable Securities in writing that the dollar amount or number of shares of Common Stock which the Company desires to sell, taken together with shares of Common Stock, if any, as to which registration has been demanded pursuant to written contractual arrangements with persons other than the holders of Registrable Securities hereunder, the Registrable Securities as to which registration has been requested under this Section 2.3, and the shares of Common Stock, if any, as to which registration has been requested pursuant to the written contractual piggy-back registration rights of other shareholders of the Company, exceeds the Maximum Number of Shares, then the Company shall include in any such registration:

                    (i) If the registration is undertaken for the Company's account: (A) first, the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Common Stock, if any, including the Registrable Securities, as to which registration has been requested pursuant to written contractual piggy-back registration rights of security holders (pro rata in accordance with the number of shares of Common Stock which each such person has actually requested to be included in such registration, regardless of the number of shares of Common Stock with respect to which such persons have the right to request such inclusion) that can be sold without exceeding the Maximum Number of Shares; and

                    (ii) If the registration is a "demand" registration undertaken at the demand of persons other than the holders of Registrable Securities pursuant to written contractual arrangements with such persons, (A) first, the shares of Common Stock for the account of the demanding persons that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; and (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the Registrable Securities as to which registration has been requested under this Section 2.3 (pro rata in accordance with the number of Registrable Securities held by each such holder); and (D) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A), (B) and (C), the shares of Common Stock, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights which such other shareholders desire to sell that can be sold without exceeding the Maximum Number of Shares.

                2.3.3. Withdrawal. Any holder of Registrable Securities may elect to withdraw such holder's request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement. The Company may also elect to withdraw a registration statement at any time prior to the effectiveness of the Registration Statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the holders of Registrable Securities in connection with such Piggy-Back Registration as provided in Section 3.3.

     3. REGISTRATION PROCEDURES.

           3.1 Filings; Information. Whenever the Company is required to effect the registration of any Registrable Securities pursuant to Section 2, the Company shall seek to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request:

                3.1.1. Filing Registration Statement. The Company shall in an expeditious manner prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended method(s) of distribution thereof, and shall seek to cause such Registration Statement to become and remain effective for the period required by
Section 3.1.3; provided, however, that the Company shall only be obligated to file the Demand Registration on a Form S-3 in accordance with the provisions of Rule 415 of the Securities Act, and provided further, however, that the Company shall have the right to defer the Demand Registration for up to ninety (90) days, and any Piggy-Back Registration for such period as may be applicable to deferment of any demand registration to which such Piggy-Back Registration relates, in each case if the Company shall furnish to the holders a certificate signed by the Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its shareholders for such Registration Statement to be effected at such time.

                3.1.2. Copies. The Company shall, prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the holders of Registrable Securities included in such registration copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as the holders of Registrable Securities included in such registration may request in order to facilitate the disposition of the Registrable Securities owned by such holders.

                3.1.3. Amendments and Supplements. As to the Initial Registration, the Company shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act for a period of ninety (90) days from the date the Registration Statement is first declared effective by the Commission (the "90-Day Period") or such shorter period that will terminate when all Registrable Securities covered by the Registration Statement (a) have been (i) sold pursuant thereto in accordance with the intended method(s) of distribution set forth in the Registration Statement, (ii) transferred pursuant to Rule 144 under the Securities Act or (iii) otherwise transferred in a manner that results in the delivery of new securities not subject to the transfer restrictions under the Securities Act or (b) become salable under Rule 144. Immediately after the 90-Day Period, the Company will file a post-effective amendment to the Initial Registration for the deregistration of any unsold Registrable Shares. As to the Demand Registration, the Company shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act for a period of two (2) years from the date the Registration Statement is first declared effective by the Commission or such shorter period (a) that is determined by the holders of a majority-in-interest of the Registrable Securities held by the Investors or (b) that will terminate when all Registrable Securities covered by the Registration Statement have been
(i) sold pursuant thereto in accordance with the intended method(s) of distribution set forth in the Registration Statement or (ii) transferred pursuant to Rule 144 under the Securities Act. As to a Piggy-Back Registration, the Company shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act for a period that will be determined by the Company.

                3.1.4. Notification. After the filing of a Registration Statement, the Company shall promptly, and in no event more than two (2) business days after such filing, notify the holders of Registrable Securities included in such Registration Statement of such filing, and shall further notify such holders promptly and confirm such advice in writing in all events within two (2) business days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the holders of Registrable Securities included in such Registration Statement any such supplement or amendment; except that before filing with the Commission a Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Company shall furnish to the holders of Registrable Securities included in such Registration Statement copies of all such documents proposed to be filed sufficiently in advance of filing to provide such holders with a reasonable opportunity to review such documents and comment thereon, and the Company shall not file any Registration Statement or prospectus or amendment or supplement thereto, including documents incorporated by reference, to which such holders shall object.

                3.1.5. State Securities Laws Compliance. The Company shall seek to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or "blue sky" laws of such jurisdictions in the United States as the holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may reasonably request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (e) or subject itself to taxation in any such jurisdiction.

                3.1.6. Records. The Company shall make available for inspection by the holders of Registrable Securities included in such Registration Statement, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any holder of Registrable Securities included in such Registration

Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information requested by any of them in connection with such Registration Statement.

                3.1.7. Earnings Statement. The Company shall comply with all applicable rules and regulations of the Commission and the Securities Act, and make available to its shareholders, as soon as practicable, an earnings statement covering a period of twelve (12) months, beginning within three (3) months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

           3.2 Obligation to Suspend Distribution. Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1.4(iv), each holder of Registrable Securities included in any registration shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such holder receives the supplemented or amended prospectus contemplated by Section 3.1.4(iv) and, if so directed by the Company, each such holder will deliver to the Company all copies, other than permanent file copies then in such holder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

           3.3 Registration Expenses. The Company shall bear all of its costs and expenses incurred in connection with the Initial Registration pursuant to
Section 2.1, the Demand Registration pursuant to Section 2.2 and any Piggy-Back Registration pursuant to Section 2.3, and all expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or "blue sky" laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) the Company's internal expenses (including, without limitation, all salaries and expenses of its officers and employees); and (v) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company. The Company shall have no obligation to pay any costs and expenses of the holders of the Registrable Securities, including, without limitation, fees for counsel and other parties representing such holders and any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the holders thereof, which fees and underwriting discounts or selling commissions shall be borne by such holders. Additionally, in an underwritten offering, all selling shareholders and the Company shall bear the expenses of the underwriter pro rata in proportion to the respective amount of shares each is selling in such offering.

           3.4 Information. The holders of Registrable Securities shall provide such information as may reasonably be requested by the Company, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act pursuant to
Section 2 and in connection with the Company's obligation to comply with federal and applicable state securities laws.

     4. INDEMNIFICATION AND CONTRIBUTION.

           4.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless each Investor identified in the Registration Statement as a selling security holder of Registrable Securities and each person, if any, who controls such Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by such Investor expressly for use therein.

           4.2 Indemnification by the Investors. Each Investor agrees, as a consequence of the inclusion of any of its Registrable Securities in a Registration Statement to indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange
Act), against any losses, claims, judgments, damages or liabilities, whether joint or several, insofar as such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such Investor expressly for use therein, and shall reimburse the Company, its directors and officers, and each such controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action. Each Investor's indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such Investor.

           4.3 Conduct of Indemnification Proceedings. Promptly after receipt by any person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2, such person (the "Indemnified Party") shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, notify such other person (the "Indemnifying Party") in writing of the loss, claim, judgment, damage, liability or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

           4.4 Contribution.

                4.4.1. If the indemnification provided for in the foregoing Sections 4.1, 4.2 and 4.3 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                4.4.2. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section
4.4.1. The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim.

Notwithstanding the provisions of this Section 4.4, no holder of Registrable Securities shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such holder from the sale of Registrable Securities which gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     5. MISCELLANEOUS.

           5.1 Other Registration Rights. The Company represents and warrants that no person, other than a holder of the Registrable Securities, has any right to require the Company to register any shares of the Company's capital stock for sale or to include shares of the Company's capital stock in any registration filed by the Company for the sale of shares of capital stock for its own account or for the account of any other person (a "Registration Right"). Notwithstanding anything to the contrary, the Company may grant anytime after the date hereof one or more Registration Rights.

           5.2 Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part. This Agreement and the rights, duties and obligations of the holders of Registrable Securities hereunder may not be assigned or delegated by such holder of Registrable Securities in whole or in part without the consent of the Company which consent may be withheld in the Company's sole discretion. Any such permitted assignee shall be deemed an Investor for purposes of the rights, duties and obligations set forth in this Agreement. In the event Aretex transfers any Registrable Securities to any of its Affiliates, such Affiliate shall be deemed to be an Investor for all purposes under this Agreement and any shares of Common Stock acquired by such Affiliate upon exercise of Subscription Rights shall be deemed to be Registrable Securities. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in
Article 4.

           5.3 Notices. All notices, demands, requests, consents, approvals or other communications (collectively, "Notices") required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile; provided, that if such service or transmission is not on a business day or is after normal business hours, then such notice shall be deemed given on the next business day. Notice otherwise sent as provided herein shall be deemed given on the next business day following timely delivery of such notice to a reputable air courier service with an order for next-day delivery.

                           To the Company:

                           WS Textile Co., Inc.


                           Attention:


                           with a copy to:

                           Sonnenschein Nath & Rosenthal LLP
                           1221 Avenue of the Americas
                           New York, New York 10020
                           Attn:


                           To an Investor, to:


                           with a copy to:




                           Attention:


           5.4 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

           5.5 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

           5.6 Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written.

           5.7 Modifications and Amendments. No amendment, modification or termination of this Agreement shall be binding upon any party unless executed in writing by such party and the Company. No amendment, modification or termination of this Agreement shall be binding on all the parties unless executed in writing by the Company, the Related Initial Holders and a majority-in-interested of the Non-Related Initial Holders that beneficially own Registrable Securities at the time of such agreement.

           5.8 Titles and Headings. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

           5.9 Waivers and Extensions. Any party to this Agreement may waive any right, breach or default which such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

           5.10 Remedies Cumulative. In the event that the Company fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, the Investor or any other holder of Registrable Securities may proceed to protect and enforce its rights by suit in equity or action at law upon the posting of a sufficient bond, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

           5.11 Governing Law. This Agreement shall be governed by, interpreted under, and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed within the State of New York, without giving effect to any choice-of-law provisions thereof that would compel the application of the substantive laws of any other jurisdiction.

           5.12 Waiver of Trial by Jury. Each party hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Agreement, the transactions contemplated hereby, or the actions of the Investor in the negotiation, administration, performance or enforcement hereof.

           IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

                                      WS Textile Co., Inc.
                                      a Delaware corporation


                                      By:_______________________________________
                                               Name:
                                               Title:


INVESTORS:
                                      [              ]


                                      By:_______________________________________
                                               Name:
                                               Title:


                                      [              ]


                                      By:_______________________________________
                                               Name:
                                               Title:


                                      [             ]


                                      By:_______________________________________
                                               Name:
                                               Title:

                                    Exhibit C

                   Terms and Conditions of Subscription Rights

Any term used in this Exhibit C that is not defined herein shall have the meaning ascribed to such term in the Asset Purchase Agreement, dated as of June 23, 2005, by and among Parent, Holdco One, Holdco Two, Purchaser, the Company and each of the Subsidiaries (the "Agreement").

Pursuant to Section 3.3(c) of the Agreement, the Purchaser shall deliver to the recipients contemplated thereby (the "Recipients") the Subscription Rights.

Each Subscription Right shall entitle the holder thereof (a "Holder") to subscribe for one (1) share of Parent Common Stock at an exercise price of $8.772 per share (the "Exercise Price"). If a stock dividend or other distribution, recapitalization, forward or reverse stock split, subdivision, consolidation or reduction of capital, reorganization, merger, consolidation, scheme or arrangement, split-up, spin-off or combination, or similar transaction or event affects the number of shares of Parent Common Stock issuable upon exercise of the Subscription Rights, the Parent will make an equitable change or adjustment as it deems appropriate in the number and kind of securities subject to or to be issued in connection with the exercise of the Subscription Rights and the exercise price of the Subscription Rights. No fractional shares of Parent Common Stock will be issued upon the exercise of Subscription Rights. When any exercise of Subscription Rights would result in the issuance of a number of shares of Parent Common Stock that is not a whole number, the actual number of shares will be rounded down to the next lower whole number with no further payment or other distribution therefor.

The Subscription Rights shall become exercisable and transferable on the effective date of the registration statement for the Initial Registration of Registrable Shares as described in Exhibit B to the Agreement (the "Commencement Date") and shall expire at 5:00 p.m. New York City time on the later of one hundred twenty (120) calendar days after the Closing and thirty (30) calendar days after (and not including) the Commencement Date (the "Expiration Date"). During such period, a Holder may exercise all or any portion of its Subscription Rights. At the Expiration Date, unexercised Subscription Rights shall terminate and be null and void and the Parent shall not be obligated to honor any such purported exercise received by the Parent or its designee after the Expiration Date, regardless of when the documents relating to such exercise were sent.

Prior to the Commencement Date, the Subscription Rights of any such Recipient shall not be exercisable or transferable. Any such exercise or attempted exercise or transfer or attempted transfer by a Recipient shall be null and void and the Parent shall not treat any purported transferee as the holder of any Subscription Rights. Notwithstanding the foregoing, the Subscription Rights that are delivered to Aretex shall be exercisable on or after the date of delivery and transferable on or after the date of delivery to its Affiliates and shall be likewise exercisable and transferable by such Affiliates.

In order to exercise Subscription Rights, each Holder must: (a) return a duly completed subscription form (the "Subscription Form") to the Parent or its designee so that such form is actually received by the Parent or its designee on or before the Expiration Date; and (b) pay to the Parent or its designee on or before the Expiration Date the aggregate Exercise Price for all of the Parent Common Stock purchased pursuant to the Holder's exercise of the Subscription Rights in accordance with the wire instructions set forth on the Subscription Form or by bank or cashier's check delivered to the Parent or its designee along with the Subscription Form. If, on or prior to the Expiration Date, the Parent or its designee for any reason does not receive a duly completed Subscription Form and immediately available funds in an amount equal to the aggregate Exercise Price, the Subscription Rights shall be deemed to have been unexercised and to terminate and be null and void.

The Parent shall adopt such detailed procedures as is necessary to efficiently administer the exercise of the Subscription Rights and shall prepare documents that reflect the terms herein and such other terms as the Parent shall determine to be appropriate in the implementation hereof.

The Subscription Rights shall have no rights, powers or privileges other than as expressly set forth herein, and in particular the Subscription Rights shall have no voting rights, dividend rights, conversion rights, preemption rights, liquidation rights or other rights of a shareholder.

The Subscription Rights will be exercisable for an aggregate exercise price of $125 million. Upon the exercise of Subscription Rights (other than the Subscription Rights delivered to Aretex), the proceeds thereof shall be applied to the repayment of the Loan made to Parent as described in the Equity Commitment Agreement. Assuming all of the Subscription Rights are exercised, Parent will issue 14,250,000 shares of Parent Common Stock to the holders thereof.

All questions concerning the timeliness, viability, form and eligibility of any exercise of Subscription Rights shall be determined by the Parent whose determination shall be final and binding. The Parent may waive in its sole discretion any defect or irregularity, or permit a defect or irregularity to be corrected within such times as it may determine, or reject the purported exercise of any Subscription Rights that the Parent has determined to have failed to comply with the applicable requirements.

                                    Exhibit D

                              WS TEXTILE CO., INC.

                             SUBSCRIPTION AGREEMENT
                             ----------------------


       The undersigned ("Subscriber") hereby tenders this subscription to WS Textile Co., Inc. (the "Company") for the acquisition of the number of Parent Shares and/or Subscription Rights (the "Securities") set forth below on the Subscriber Signature Page. Terms used herein and not otherwise defined herein shall have the meanings prescribed to them in the Asset Purchase Agreement by and among the Company, New Textile One, Inc., New Textile Two, Inc., Textile Co., Inc., WestPoint Stevens Inc., WestPoint Stevens Inc. I, WestPoint Stevens Stores Inc. and J.P. Stevens Enterprises, Inc., dated as of June 23, 2005 (the "Asset Purchase Agreement").

       1. The Subscriber acknowledges and understands that this Subscription Agreement (the "Agreement") shall not be binding on the Company until the terms and conditions set forth in the Asset Purchase Agreement are satisfied and the Company executes a counterpart hereof.

       2. The Subscriber hereby represents, warrants, covenants and agrees as follows:

          (a) The Subscriber is an accredited investor, as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"), as established by the Subscriber's responses to the Accredited Investor Certification attached to this Agreement as Annex A.

          (b) The Securities are being acquired by the Subscriber for the account of the Subscriber for investment purposes only, within the meaning of the Securities Act, with no intention of offering, selling or assigning any participation or interest therein directly or indirectly, and not with a view to the distribution thereof other than as permitted by the Registration Rights Agreement. No one other than the Subscriber has any right to acquire the Securities.

          (c) The Subscriber's financial condition is such that the Subscriber has no need for any liquidity in its investment in the Company and is able to bear the risk of holding the Securities for an indefinite period of time and the risk of loss of its entire investment in the Company. The Subscriber (i) is a financial institution or other organization and its representatives are capable of evaluating the merits and risks of acquiring the Securities, or (ii) has knowledge and experience (or the Subscriber has utilized the services of a representative and together they have knowledge and experience) in financial and business matters to be capable of evaluating the merits and risks of holding the Securities and to make an informed decision relating thereto.

          (d) The Subscriber acknowledges and understands that:

               (i) An investment in the Company is speculative and involves significant risks.

               (ii) There are substantial restrictions on the transferability of the Securities, which restrictions are set forth in the Asset Purchase Agreement, including Exhibit C thereto. There is currently no public market for the Securities and none may develop. Accordingly, the Subscriber may not be able to liquidate his investment in the Company, which investment the Subscriber may have to hold until the Company is liquidated.

               (iii) Each Subscriber acknowledges that the Securities have not been registered under the Securities Act or under the securities or "blue sky" laws of any jurisdiction, by reason of specific exemptions thereunder relating to the limited availability of the offering. The Securities cannot be sold, transferred or otherwise disposed of to any person or entity unless registered under the Securities Act and any other applicable securities or "blue sky" laws, if such registration is required, or pursuant to an exemption therefrom applicable to such transaction.

          (e) If the Subscriber is a corporation, partnership, trust or other entity, (i) the Subscriber has full right and power to make the investment applied for pursuant to this Agreement, (ii) all necessary actions of the entity have been taken to authorize the purchase of the Shares hereunder, and (iii) the person executing this Agreement on behalf of the entity is duly authorized and empowered to bind the entity to all of the terms hereof.

       3. The Subscriber agrees to the imprinting, so long as is required under applicable law, of a legend on each of the certificates representing the Securities and on each of the certificates representing the shares of Common Stock that are issued upon exercise of the Subscription Rights in the following form:

     THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS (I) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT COVERING SUCH SECURITIES, (II) THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT, OR (III) THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT.

       4. The Subscriber hereby agrees to provide such information and to execute and deliver such documents as may reasonably be necessary to comply with any and all laws, rules and regulations to which the Company is subject.

       5. The representations, warranties covenants and agreements of the Subscriber contained in this Agreement will survive the execution hereof and the distribution of the Securities to the Subscriber.

       6. Neither this Agreement nor any provision hereof shall be waived, modified, discharged, or terminated except by an instrument in writing signed by the party against whom any such waiver, modification, discharge, or termination is sought.

       7. References herein to a person or entity in either gender include the other gender or no gender, as appropriate.

       8. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same agreement.

       9. This Agreement and its validity, construction and performance shall be governed in all respects by the laws of the State of New York.

                            SUBSCRIBER SIGNATURE PAGE

Date:
      -----------------------

-----------------------------
Number of Parent Shares

-----------------------------
Number of Subscription Rights


                           FOR INDIVIDUAL SUBSCRIBERS
                           --------------------------


-----------------------------------       --------------------------------------
Signature of subscriber                   Address of subscriber

-----------------------------------       --------------------------------------
Name of Subscriber                        Social Security Number
[please print]


                FOR PARTNERSHIP, CORPORATION OR TRUST SUBSCRIBERS
                -------------------------------------------------



----------------------------------------------    ------------------------------
Print exact name of Corporation, Partnership      Address of Subscriber
or Trust

By:
   -------------------------------------------    ------------------------------
             Authorized Signatory                 Tax Identification Number

----------------------------------------------
Print Name and Title

                             COMPANY SIGNATURE PAGE

The foregoing Subscription Agreement is hereby accepted as of ____________, 2005


                                              WS TEXTILE CO., INC.


                                              By:
                                                  ------------------------------
                                                   Name:
                                                   Title

                                                                      SCHEDULE A


                        ACCREDITED INVESTOR CERTIFICATION

                              _____________________

             Please indicate the basis on which you would be deemed an "accredited investor" by initialing the appropriate line provided below:

       "Accredited investor" shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

     (1) Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;
                                                                     ________


     (2) Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;
                                                                     ________


     (3) Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;
                                                                      ________


     (4) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

                                                                      ________

     (5) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

                                                                      ________


     (6) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

                                                                      ________


     (7) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in ss.230.506(b)(2)(ii); and

                                                                     ________


     (8) Any entity in which all of the equity owners are accredited investors.

                                                                     ________



       The undersigned Subscriber represents and agrees that this Accredited Investor Certification is complete and accurate and may be relied upon by the Company and agrees to notify the Company immediately of any change in the information provided herein.

       IN WITNESS WHEREOF, the undersigned or has executed this Accredited Investor Certification on this ___ day of _________, 2005.


                                                SUBSCRIBER


                                                --------------------------------
                                                Name (please type or print)


                                                By:
                                                    ----------------------------


                                                Title:
                                                       -------------------------

                                    EXHIBIT E

o    If the equity value of the Parent is $800 million ($26.67/share), then

     o the value of the 5,250,000 shares of Parent Common Stock owned by AREH will be $140 million (17.5% of $800 million, or (800,000,000/30,000,000) x 5,250,000),

     o the value of the 10,500,000 Parent Shares, all of which will be issued to the First Lien Lenders, will be $280 million (35% of $800 million, or (800,000,000/30,000,000) x 10,500,000), and 4,198,845 of such
          Parent Shares will be issued to Aretex; and

     o the value of the Subscription Rights will be $255 million (47.5% of $800 million less $125 million, or ((800,000,000/30,000,000) x
          14,250,000) - 125,000,000), of which $200 million, or subscription rights to purchase 11,176,471 shares of Parent Common Stock, will be issued to the First Lien Lenders (and 4,469,359 of such Subscription Rights will be issued to Aretex) and of which $55 million, or subscription rights to purchase 3,073,529 shares of Parent Common Stock, will be issued to the Second Lien Lenders (and 1,574,016 of such Subscription Rights will be issued to Aretex).

       The above calculations assume that the debt owed to the First Lien Lenders is $480 million. The actual debt owed to the First Lien Lenders is approximately $483 million and appropriate adjustments will be necessary to the final calculations. The above calculations also would be adjusted as necessary to reflect the actual amount of debt held by the First Lien Lenders and the Second Lien Lenders.

                                    EXHIBIT F
                                    ---------

                                  Bill of Sale
                                  ------------

       Reference is made to that certain Asset Purchase Agreement, dated as of June 23, 2005, (the "APA") by and among WestPoint Stevens Inc. (the "Company") and WestPoint Stevens Inc. I, and WestPoint Stevens Stores Inc., (the Company and such entities collectively the "Assignors"), J.P. Stevens Enterprises Inc., WS Textile Co., Inc., New Textile One, Inc., New Textile Two, Inc., and Textile Co., Inc. Defined terms used but not otherwise defined in this Bill of Sale shall have the meaning ascribed to them in the APA

       In consideration of the items being provided to Assignors or their creditors under the APA, the Assignors hereby absolutely assign, transfer and convey to Textile Co., Inc. ("Assignee") all of Assignors' right, title and interest, free and clear of claims, interests, liens and encumbrances to the extent provided in the [USE EXACT FINAL TITLE Sale Order], dated June __, 2005, in and to all of the Purchased Assets, other than Excluded Assets.

         Executed and Delivered this ______ day of ________, 2005.


                                               WESTPOINT STEVENS INC.


                                               By:
                                                   -----------------------------
                                                    Name:
                                                    Title:


                                               WESTPOINT STEVENS INC. I


                                               By:
                                                   -----------------------------
                                                   Name:
                                                   Title:


                                               WESTPOINT STEVENS STORES, INC.


                                               By:
                                                  ------------------------------
                                                  Name:
                                                  Title:

                                    EXHIBIT G

                       Assumption and Assignment Agreement
                       -----------------------------------
                              (Assumed Liabilities)

       Reference is made to that certain Asset Purchase Agreement, dated as of June 23, 2005 (the "APA") by and among WestPoint Stevens Inc. (the "Company") and WestPoint Stevens Inc. I, and WestPoint Stevens Stores Inc. (the Company and such entities collectively the "Assignors"), J.P. Stevens Enterprises Inc., WS Textile Co., Inc., New Textile One, Inc., New Textile Two, Inc. and Textile Co., Inc. Defined terms used but not otherwise defined herein shall have the meaning ascribed to them in the APA.

       In consideration of the items being provided to Assignors or their creditors under the APA and pursuant to that certain [USE EXACT FINAL TITLE OF SALE ORDER AND ANY SEPARATE ORDER FIXING CURE COST AMOUNTS], dated _________, 2005 (collectively, the "Order"), Assignors hereby absolutely assign, transfer and convey to Textile Co., Inc. ("Assignee") and Assignee hereby assumes the Assumed Liabilities, subject to the provisions of the APA and the Order; provided, however, that (i) nothing is this Assumption and Assignment Agreement shall prohibit Assignee from asserting or pursuing any claims or offsets it may have against any Person related to any Assumed Liability or contesting any Assumed Liability, whether pursuant to any agreement or contract, under Law or in equity, and (ii) nothing herein shall be deemed to deprive Assignee of any defenses, setoffs or counterclaims which Assignors may have had or which Assignee shall have with respect to any Assumed Liabilities.

         Executed and Delivered this __th day of _____, 2005.

                                              WESTPOINT STEVENS INC.


                                              By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                              WESTPOINT STEVENS INC. I


                                              By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                              WESTPOINT STEVENS STORES, INC.


                                              By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                              TEXTILE CO., INC.


                                              By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                    EXHIBIT H
                                    ---------

                              TRADEMARK ASSIGNMENT
                              --------------------



       Reference is made to that certain Asset Purchase Agreement dated as of _____, 2005 (the "APA") by and among Westpoint Stevens Inc., Westpoint Stevens Inc. I, Westpoint Stevens Stores Inc., J.P. Stevens Enterprises Inc., WS Textile Co., Inc., New Textile One, Inc., New Textile Two, Inc. and Textile Co., Inc.

       WHEREAS, _______________ ("Assignor"), a _____________________ located at________________________________, is the owner of the trademarks (including any registrations and applications therefor) listed on Schedule A attached hereto (collectively, the "Marks");

       WHEREAS, ______________ ("Assignee"), a ___________________ located at
_______________________________________, is desirous of acquiring said Marks, and the registrations and applications therefor, and the goodwill associated therewith; and

       WHEREAS, Assignee is desirous of acquiring the Marks, and the registrations and applications therefor, and the goodwill associated therewith.

       NOW, THEREFORE, in consideration of the payment of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby assign to Assignee all right, title and interest, pursuant and subject to the provisions of the APA, in, to and under said Marks and the registrations and applications therefor, together with the goodwill of the business connected with the use of and symbolized by the Marks; and together with all causes of action for the infringement of such Marks.

                                            ASSIGNOR____________________________





                                            By:  _______________________________

                                                     Name:______________________

                                                     Title:_____________________

                                 ACKNOWLEDGEMENT

STATE OF _______________)

                        )  SS

COUNTY OF _____________)

       Be it remembered on this day of ___________, 2005, before me, the subscriber, a Notary Public authorized to take acknowledgements and proofs in said county and state, personally appeared _________________________________, to me known, who being by me duly sworn according to law, on his/her oath does depose and make proof of my satisfaction that he was at the time of the execution thereof _______________________________________ of
___________________________, the ASSIGNOR in the foregoing instrument; and that he/she signed, sealed and delivered the instrument as the voluntary act and deed of said corporation, by virtue of his/her authority.


                                                     ---------------------------
                                                     Notary Public

                                   SCHEDULE A
                                   ----------

MARK                                                     REGISTRATION/SERIAL NO.
----                                                     -----------------------

                                    EXHIBIT I

                                PATENT ASSIGNMENT


       Reference is made to that certain Asset Purchase Agreement dated as of June 23, 2005 (the "APA") by and among Westpoint Stevens Inc., Westpoint Stevens Inc. I, Westpoint Stevens Stores Inc., J.P. Stevens Enterprises Inc., WS Textile Co., Inc., New Textile One, Inc., New Textile Two, Inc. and Textile Co., Inc.

       WHEREAS, __________________ ("Assignor"), a _____________________ located at _________________________________________________, is the owner of the patents listed on Schedule A attached hereto (collectively, the "Patents");

       WHEREAS, ____________________("Assignee"), a _______________________
located at ____________________________________________, is desirous of acquiring the entire interest in, to and under said Patents and the United States Letters Patents to be obtained therefor:

       NOW, THEREFORE, TO ALL WHOM IT MAY CONCERN:

       Be it known that in consideration of the payment by Assignor to Assignee of the sum of Ten Dollars ($10.00), the receipt of which is hereby acknowledged, and for other good and valuable consideration, Assignor hereby sells, assigns and transfers to Assignee the full and exclusive right, title and interest, pursuant and subject to the provisions of the APA, to the Patents and all Letters Patent of the United States to be obtained therefor on said applications and registrations and/or any continuations, divisions, renewals, substitutes or reissues thereof for the full term or terms for which the same may be granted.

       Assignor also assigns all of its right, title and interest, pursuant and subject to the provisions of the APA, in and to the Patents in all foreign countries, and all applications for Letters Patent which may evolve therefrom, including the right to claim International Convention priority.

       Assignor hereby covenants that no assignment, sale, agreement or encumbrance has been or will be made or entered into which would conflict with this assignment and sale.

       Assignor further covenants that Assignee will, upon its request, be provided promptly with all pertinent facts and documents relating to the Patents, and the Letters Patent as may be known and accessible to Assignor and Assignor will testify as to the same in any interference or litigation related thereto and will promptly execute and deliver to Assignee or its legal representative any and all papers, instruments or affidavits required to apply for, obtain, maintain and enforce the Patents and the Letters Patent which may be necessary or desirable to carry out the purposes hereof.

                                            ASSIGNOR
                                                     ---------------------------


                                            By:
                                                --------------------------------

                                               Name:
                                                     ---------------------------

                                               Title:
                                                     ---------------------------

                                 ACKNOWLEDGEMENT

STATE OF _______________)

                        )  SS

COUNTY OF _____________)

       Be it remembered on this day of ___________, 2005, before me, the subscriber, a Notary Public authorized to take acknowledgements and proofs in said county and state, personally appeared _________________________________, to me known, who being by me duly sworn according to law, on his/her oath does depose and make proof of my satisfaction that he was at the time of the execution thereof _______________________________________ of
___________________________, the ASSIGNOR in the foregoing instrument; and that he/she signed, sealed and delivered the instrument as the voluntary act and deed of said corporation, by virtue of his/her authority.



                                                        ------------------------
                                                        Notary Public

                                   SCHEDULE A
                                   ----------

TITLE                                                     PATENT/APPLICATION NO.
-----                                                     ----------------------

                                    EXHIBIT J
                                    ---------

                              COPYRIGHT ASSIGNMENT
                              --------------------

       Reference is made to that certain Asset Purchase Agreement dated as of ________, 2005 (the "APA") by and among WestPoint Stevens Inc., WestPoint Stevens Inc. I, WestPoint Stevens Stores Inc., J.P.. Stevens Enterprises., WS Textile Co., Inc., New Textile One, Inc. New Textile Two, Inc. and Textile Co. Inc. In consideration of the payment of Ten Dollars ($10.00) and other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned _____________________________________, a ___________________________ located at
__________________________________________________________ ("Assignor"), hereby sells, grants, assigns and sets over unto _____________________________________, a __________________________ located at
___________________________________________ ("Assignee"), and its
representatives, successors and assigns forever, all right, title and interest in and to all copyrights (including moral rights and rights in all Internet web sites), and mask work rights owned by Assignor and all registrations thereof and applications therefor, including the United States copyright registrations set forth on Schedule A (collectively, the "Copyrights") and all renewals and extensions of such Copyrights, and any translations, versions and other adaptations or revisions of the Work, in accordance with the terms of the APA.

       IN WITNESS WHEREOF, the undersigned has executed this Assignment on the ______ day of ______________________________, 2005.

                                         ASSIGNOR_______________________________



                                         By:  __________________________________

                                                  Name:_________________________

                                                  Title:________________________




                                 ACKNOWLEDGEMENT

STATE OF _______________)
                         )  SS
COUNTY OF _____________)

       Be it remembered on this day of ___________, 2005, before me, the subscriber, a Notary Public authorized to take acknowledgements and proofs in said county and state, personally appeared _________________________________, to me known, who being by me duly sworn according to law, on his/her oath does depose and make proof of my satisfaction that he was at the time of the execution thereof _______________________________________ of
___________________________, the ASSIGNOR in the foregoing instrument; and that he/she signed, sealed and delivered the instrument as the voluntary act and deed of said corporation, by virtue of his/her authority.



                                                      --------------------------
                                                      Notary Public

                                   SCHEDULE A
                                   ----------

                                    EXHIBIT K
                                    ---------

                             DOMAIN NAME ASSIGNMENT
                             ----------------------

       This domain names assignment (the "Assignment") is made and entered into as of this ___ day of ___________, 2005 ("Effective Date") by and between ______________________, a __________________ located at
___________________________________________________ (the "Assignor") and
___________________________, an _____________________ located at
______________________________________________ (the "Assignee").

       Reference is made to that certain Asset Purchase Agreement dated as of June 23, 2005 (the "APA") by and among Westpoint Stevens Inc., Westpoint Stevens Inc. I, Westpoint Stevens Stores Inc., J.P. Stevens Enterprises Inc., WS Textile Co., Inc., New Textile One, Inc., New Textile Two, Inc. and Textile Co., Inc.

       WHEREAS, Assignor is the registered owner of the domain names listed on Schedule A (collectively, the "Domain Names"); and

       WHEREAS, Assignor wishes to assign to Assignee, and Assignee wishes to acquire from Assignor, all rights in the Domain Names, and all goodwill associated therewith.

       NOW, THEREFORE, in consideration of the payment of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

1. Assignment. Assignor hereby irrevocably assigns and transfers to Assignee all right, title, and interest, pursuant and subject to the provisions of the APA, in and to the Domain Names, as of the Effective Date.

2. Further Assurances. Assignor agrees to take all steps and execute all documents necessary to effectuate the transfer of the Domain Names to Assignee, including but not limited to any documents required by the registrars of the Domain Names.

3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of New York, without giving effect to any choice of law or conflict of laws rules or provisions that would cause the application of the laws of any jurisdiction other than the state of New York.

       IN WITNESS WHEREOF, Assignor and Assignee have caused this Domain Names Assignment to be executed by their duly authorized representatives.


                                          ASSIGNOR _____________________________



                                          By:  _________________________________

                                                   Name:________________________

                                                   Title:_______________________


                                 ACKNOWLEDGEMENT
                                 ---------------


STATE OF _______________)
                          )  SS
COUNTY OF _____________)

       Be it remembered on this day of ___________, 2005, before me, the subscriber, a Notary Public authorized to take acknowledgements and proofs in said county and state, personally appeared _________________________________, to me known, who being by me duly sworn according to law, on his/her oath does depose and make proof of my satisfaction that he was at the time of the execution thereof _______________________________________ of
_____________________, the ASSIGNOR in the foregoing instrument; and that he/she signed, sealed and delivered the instrument as the voluntary act and deed of said corporation, by virtue of his/her authority.


                                                      --------------------------
                                                      Notary Public




                                            ASSIGNEE _______________________



                                            By:  _______________________________

                                                     Name:______________________

                                                     Title:_____________________

                                    EXHIBIT L
                                    ---------

This instrument was        [subject to modification to conform to individual
prepared by and after       state requirements]
recording return to:


                           -----------------------------------------------------
                           The above space reserved for Recorder's use only.


                                   SPECIAL WARRANTY DEED
                                   ---------------------

       THIS SPECIAL WARRANTY DEED is made as of the ____ day of ________, 2005 by and between WESTPOINT STEVENS INC., a Delaware corporation, party of the first part, and __________________________________, a ____________________,
party of the second part. WITNESSETH, that the party of the first part, for and in consideration of the sum of Ten and No/100 Dollars in hand paid by the party of the second part, the receipt whereof is hereby acknowledged, by these presents does GRANT, BARGAIN, SELL, REMISE, RELEASE AND CONVEY unto the party of the second part, and to its successors and assigns, FOREVER, the following described real estate, situated in the County of _________ and State of _________ known and described as follows, to wit:

       See Exhibit "A" attached hereto and made a part hereof.

       Together with all of the party of the first part's right, title and interest in the improvements, hereditaments, easements and appurtenances thereunto belonging, or in anyway appertaining, and the reversion and reversions, remainder and remainders, rents, issues and profits thereof, and all the estate, right, title, interest, claim or demand whatsoever, either in law or equity, of, in and to the above described premises, with the improvements, hereditaments, easements and appurtenances (collectively, the "Property"): TO HAVE AND TO HOLD the Property, unto the party of the second part, its successors and assigns forever.

       And the party of the first part, for itself, and its successors, does covenant, promise and agree, to and with the party of the second part, its successors and assigns, that it has not done or suffered to be done, anything whereby the said premises hereby granted are, or may be, in any manner encumbered or charged, except as provided on Exhibit "B", and WILL WARRANT AND DEFEND against all persons lawfully claiming or to claim the same, by through or under it, subject to the matters described on Exhibit "B", and not otherwise.

       IN WITNESS WHEREOF, said party of the first part has executed this Special Warranty Deed as of the date first above written.

ATTEST:                                     WESTPOINT STEVENS INC.,
                                            a Delaware corporation

By:                                         By:
     ----------------------                       ----------------------

Name:                                       Name:
     -----------------------                      ----------------------

Its:                                        Its:
      ----------------------                      ----------------------


Send subsequent tax bills to:

STATE OF                         )
                                 ) SS.
COUNTY OF _________________      )


       I, the undersigned, a Notary Public in and for the County and State aforesaid, DO HEREBY CERTIFY, that ____________________, the ____________________ and __________________, the ______________________ of
WESTPOINT STEVENS INC., a Delaware corporation, personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such officers, appeared before me this day in person and acknowledged that they signed and delivered the said instrument as their free and voluntary act and as the free and voluntary act of said corporation for the uses and purposes therein set forth.

       Given under my hand and Notary Seal, this ______ day of ___________, 2005.


                                                   -----------------------------
                                                   Notary Public

                                    EXHIBIT A
                                LEGAL DESCRIPTION
                                -----------------

                                    EXHIBIT B
                              PERMITTED EXCEPTIONS
                              --------------------

                                    EXHIBIT M
                                    ---------


This instrument was          [subject to modification to conform to individual
prepared by and after         state requirements]
recording return to:


                             ---------------------------------------------------
                              The above space reserved for Recorder's use only.


                                 QUIT CLAIM DEED
                                 ---------------


       THE GRANTOR, WESTPOINT STEVENS INC., a Delaware corporation, for and in consideration of Ten and 00/100 Dollars ($10.00), and other good and valuable consideration in hand paid, CONVEYS and QUIT CLAIMS to ________________________________, a _____________________, the following described real estate situated in the County of __________ in the State of ___________, as more fully described on Exhibit A attached hereto and made a part hereof, together with all buildings and improvements located thereon and all rights, privileges and appurtenances thereunto belonging.

PIN:             __________________________

Common Address:  __________________________


DATED this _______ day of _________, 2005.


ATTEST:                                        WESTPOINT STEVENS INC.,
                                               a Delaware corporation

By:                                            By:
      -----------------------                      ------------------------

Name:                                          Name:
      -----------------------                       ------------------------

Its:                                           Its:
     ------------------------                       ------------------------

STATE OF ________     )
                      )  ss.
COUNTY OF _______     )


       I, the undersigned, a Notary Public in and for the County, in the State aforesaid, DO HEREBY CERTIFY, that ___________________, the ________________ and
____________________, the ________________ of WESTPOINT STEVENS INC., a Delaware
corporation, personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such officers, appeared before me this day in person and acknowledged that they signed, sealed and delivered the said instrument as their free and voluntary act of said corporation for the uses and purposes therein set forth.

       Given under my hand and official seal, this ____ day of __________, 2005.


                                         ---------------------------------------
                                         Notary Public
                                         My Commission Expires:


Send subsequent tax bills to:

                                    EXHIBIT A
                                LEGAL DESCRIPTION
                                -----------------

                                    EXHIBIT N

                       Assumption and Assignment Agreement
                       -----------------------------------
                      (Contracts and Real Property Leases)

       Reference is made to that certain Asset Purchase Agreement, dated as of June 23, 2005 (the "APA") by and among WestPoint Stevens Inc. (the "Company") WestPoint Stevens Inc. I, and WestPoint Stevens Stores Inc., (the Company and such entities collectively the "Assignors") J.P. Stevens Enterprises Inc., WS Textile Co., Inc., New Textile One, Inc., New Textile Two, Inc. and Textile Co., Inc. Defined terms used but not otherwise defined herein shall have the meaning ascribed to them in the APA.

       In consideration of the items being provided to Assignors or their creditors under the APA and pursuant to that certain [USE EXACT FINAL TITLE OF SALE ORDER AND ANY SEPARATE ORDER FIXING CURE COST AMOUNTS], dated _________, 2005 (collectively, the "Order"), Assignors hereby absolutely assign, transfer and convey to Textile Co., Inc. ("Assignee") all of Assignors' right, title and interest (i) under or relating to the Contracts included in the Purchased Assets to the extent assignable under the terms of the respective Contract, pursuant to applicable Law or order of the Bankruptcy Court or as a result of any consents obtained from other parties to such Contract pursuant to Section 8.3 of the APA, and (ii) under the Real Property Leases included in the Purchased Assets together with all right, title and interest of Assignors, if any, in and to all improvements, fixtures and other appurtenances thereto and rights in respect thereof, in the case of each of clause (i) and (ii), as set forth on Exhibit A hereto, free and clear of claims, interests, Liens and encumbrances to the extent provided in the Order. Assignee assumes the Assumed Obligations accruing from and after the date hereof under the Contracts or Real Property Leases set forth on Exhibit A hereto, pursuant to and subject to the provisions of the APA and the Order, provided, however, that (i) Assignee is only agreeing to pay cure costs for the Contracts and Real Property Leases included in the Purchased Assets to the extent determined by an Order in the Bankruptcy Case; (ii) nothing in this Assumption and Assignment Agreement shall prohibit Assignee from asserting or pursuing any claims or offsets it may have against any Person relating to any such Contract or Real Property Lease or contesting any liability thereunder, whether pursuant to any agreement or contract, under Law or in equity, and (iii) nothing herein shall be deemed to deprive Assignee of any defenses, setoffs or court claims which Assignors may have had or which Assignee shall have with respect to any such Contract or Real Property Lease.

         Executed and Delivered this __th day of _____, 2005.

                                                WESTPOINT STEVENS INC.


                                                By:
                                                    ----------------------------
                                                    Name:
                                                    Title:

                                                WESTPOINT STEVENS INC. I


                                                By:
                                                    ----------------------------
                                                    Name:
                                                    Title:

                                                WESTPOINT STEVENS STORES, INC.


                                                By:
                                                    ----------------------------
                                                    Name:
                                                    Title:

                                                TEXTILE CO., INC.


                                                By:
                                                    ----------------------------
                                                    Name:
                                                    Title:

                                    EXHIBIT O

        Officer's Certificate of the Company Pursuant to Section 10.1(c)
        ----------------------------------------------------------------

       Reference is made to that certain Asset Purchase Agreement, dated June 23, 2005 (the "APA) by and among WS Textile Co., Inc., New Textile One, Inc., New Textile Two, Inc., Textile Co., Inc, WestPoint Stevens Inc. (the "Company"), WestPoint Stevens Inc. I, WestPoint Stevens Stores Inc., and J.P. Stevens Enterprises Inc. All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the APA.

       I hereby certify that:

       1. I am the __________________ of the Company.

       2. All representations and warranties of the Sellers in the APA or in any exhibit, schedule or document delivered by any one of them pursuant to the APA are true, complete and correct in all respects (with respect to representations and warranties qualified or limited by materiality or Seller Material Adverse Effect) or in all material respects (with respect to representations and warranties not so qualified or limited), in each case when made (unless cured as provided in Section 4.4(e) of the APA) and on and as of the date hereof as if made on the date hereof, other than any such representations or warranties that expressly speak only as of an earlier date, which are true, complete and correct in all respects (with respect to representations and warranties qualified or limited by materiality or Seller Material Adverse Effect) or in all material respects (with respect to representations and warranties not so qualified or limited) as of such earlier date.

       3. All of the terms, covenants and conditions to be complied with and performed by the Sellers on or prior to the Closing Date (other than the covenants contained in Section 8.2 (a)(i), Sections 8.2(b)(iii) through (xi),
Section 8.2(b)(xii) (to the extent it relates to commitments to do items covered in Sections 8.2(b)(iii) through (xi)) , Section 8,2(c), and Section 8.9(d), as to which Section 10.1(l) applies) have been complied with or performed in all material respects and all breaches of any such covenants in the aggregate do not result in a Seller Material Adverse Effect.

       4. Sellers have fully complied with and performed their obligations set forth in Sections 8.2(a)(i), Sections 8.2(b)(iii) through (xi), Section 8.2(b)(xii) (to the extent it relates to commitments to do items covered in Sections 8.2(b)(iii) through (xi)), Section 8.2(c) and Section 8.9(d) hereof.

       5. To my knowledge, none of the Sellers is subject to any Order or Law of any Governmental Body of competent jurisdiction restraining, enjoining or otherwise preventing consummation of the transactions contemplated by this Agreement.

       6. No Material Property Loss has occurred.

                                                    WestPoint Stevens Inc.

Dated: _____________________, 2005                  By: ________________________

                                                    Name:  _____________________

                                                    Title: _____________________

                             Incumbency Certificate
                             ----------------------

       The undersigned, as [assistant] secretary of the Company, does hereby certify that _______________, who signed and delivered the Officer's Certificate Pursuant to Section 10.1(c) of the APA, currently holds the title set forth in that certificate and that the signature of such person is genuine.

Dated: ________________ , 2005
                                                    ----------------------------
                                                    Name:
                                                          ----------------------

                                                    Title:
                                                           ---------------------

                                    EXHIBIT P

       Officer's Certificate of the Purchaser Pursuant to Section 10.2(e)
       ------------------------------------------------------------------

       Reference is made to that certain Asset Purchase Agreement, dated June 23, 2005 (the "APA) by and among WS Textile Co., Inc., New Textile One, Inc., New Textile Two, Inc., Textile Co., Inc, WestPoint Stevens Inc., WestPoint Stevens Inc. I, WestPoint Stevens Stores Inc., and J.P. Stevens Enterprises Inc. All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the APA.

       I hereby certify that:

       1. I am the __________________ of the Purchaser.

       2. All representations and warranties of Parent and Purchaser in the APA or in any exhibit, schedule or document delivered by any of them pursuant to the APA are true, complete and correct in all respects (with respect to representations and warranties qualified or limited by materiality or Purchaser Material Adverse Effect) or in all material respects (with respect to representations and warranties not so qualified or limited), in each case when made (unless cured as provided in Section 4.4(f) of the APA) and on and as of the date hereof as if made on the date hereof, other than representations or warranties that expressly speak only as of an earlier date, which are true, complete and correct in all respects (with respect to representations and warranties qualified or limited by materiality or Purchaser Material Adverse Effect) or in all material respects (with respect to representations and warranties not so qualified or limited) as of such earlier date.

       3. All of the terms, covenants and conditions to be complied with and performed by the Purchaser and Parent on or prior to the Closing Date have been complied with and performed in all material respects and all breaches of any such covenants in the aggregate do not result in a Purchaser Material Adverse Effect.

       4. To my knowledge, neither Purchaser nor Parent is subject to any Order or Law of any Governmental Body of competent jurisdiction restraining, enjoining or otherwise preventing consummation of the transaction contemplated by this Agreement.

                                           Textile Co., Inc.

Dated: ___________________ , 2005          By:
                                                 -------------------------------
                                           Name:
                                                 -------------------------------

                                           Title:
                                                  ------------------------------

                             Incumbency Certificate

       The undersigned, as [assistant] secretary of the Purchaser, does hereby certify that _______________, who signed and delivered the Officer's Certificate Pursuant to Section 10.2(e) of the APA, currently holds the title set forth in that certificate and that the signature of such person is genuine.

Dated: ____________________, 2005


                                                     ---------------------------

                                                     Name:
                                                           ---------------------

                                                     Title:
                                                            --------------------

                                    EXHIBIT S
                                    ---------

                            INDEMNIFICATION AGREEMENT
                            -------------------------


       THIS INDEMNIFICATION AGREEMENT (the "Agreement") is made and entered into to be effective as of June __, 2005, by J.P. Stevens & Co. ("J.P. Stevens") in favor of each of WS Textile Co., Inc., a Delaware corporation ("Parent"), New Textile One, Inc., a Delaware corporation ("Holdco One"), New Textile Two, Inc., a Delaware corporation ("Holdco Two") and Textile Co., Inc., a Delaware corporation ("Subsidiary") (Parent, Holdco One, Holdco Two and Subsidiary, as their names may be changed from time to time, are hereby collectively referred to as "Indemnitees" herein).

                              W I T N E S S E T H:


       A. Subsidiary is acquiring certain assets from current corporate affiliates of J.P. Stevens on a free and clear basis pursuant to Section 363 of the Bankruptcy Code. None of the Indemnitees is acquiring any assets from J.P. Stevens.

       B. J.P. Stevens has been subject to certain asbestos related claims and suits relating to a limited quantity of asbestos containing cloth. J.P. Stevens has generally denied any and all liability with respect to such asserted claims and suits.

       C. J.P. Stevens became a corporate affiliate of WestPoint Stevens, Inc. in 1988 but has always remained as a separate subsidiary throughout its affiliation period.

       D. Subsidiary and the other Indemnitees are providing millions of dollars of consideration which will be used to satisfy, among other things, the Debtor in Possession financing and certain secured debt for which J.P. Stevens is a co-obligor or guarantor.

       NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, J.P. Stevens hereby agree as follows:

       1. Indemnification. J.P. Stevens agrees unconditionally to indemnify and to defend and to hold each of the Indemnitees and their affiliates and their respective officers, directors, equity owners, employees and agents harmless from and against any and all claims, defense costs, damages or other costs or expenses related in any way to or arising out of any claims made or suits or proceedings brought against any of the Indemnitees and their affiliates and their respective officers, directors, equity owners, employees and agents related to or arising out of any products manufactured or distributed, or operations engaged in, by J.P. Stevens or their predecessors, including, without limitation, claims for personal injury, property damage, or any other tort related claim of any nature (the "Indemnified Claims"). Notwithstanding anything in this Agreement to the contrary, the parties agree that this Agreement does not restrict JP Stevens from being liquidated and dissolved, if it so desires, following the closing of the transaction contemplated by the Asset Purchase Agreement dated June __, 2005 by and among Indemnitees, WestPoint Stevens Inc., WestPoint Stevens Inc. I, WestPoint Stevens Stores Inc. and J.P. Stevens Enterprises, Inc.

       2. Defense Costs. In the event that any of the Indemnitees is the subject of a claim or suit or proceeding related to or arising out of any Indemnified Claim, J.P. Stevens shall pay all costs and fees incurred by defense counsel retained by any of the Indemnitees and their affiliates and their respective officers, directors, equity owners, employees and agents.

       3. Governing Law. This Agreement shall be interpreted and construed in accordance with the laws of the State of New York, without giving effect to choice of law principles.

       4. Binding Effect. This Agreement and the indemnities contained herein shall be continuing, irrevocable and binding upon J.P. Stevens, and its heirs, successors and assigns, and shall inure to the benefit of the Indemnitees and their successors and assigns.

       5. Survival. The provisions of this Agreement shall survive the closing of the acquisition or any resale by any of the Indemnities of all or any portion of the assets being acquired from affiliates of J.P. Stevens.

       6. Notices. Any notice which any party hereto may desire or be required to give to the other shall be deemed to be adequate and sufficient notice if given in writing and service is made by either (i) registered or certified mail, postage prepaid, in which case notice shall be deemed to have been received three (3) business days following deposit to the mail; or (ii) nationally recognized overnight air courier, next day delivery, prepaid, in which case such notice shall be deemed to have been received one (1) business day following delivery to such courier. All notices shall be addressed to

                  J.P. Stevens & Co., Inc.
                  _____________________
                  _____________________
                  Attention: _____________

                  Indemnitees
                  c/o WS Textile Co, Inc.
                  100 South Bedford Road
                  Mt. Kisco, NY 10549
                  Attention:  Felicia Buebel, Esq.

or to such other place as either party may by written notice to the other party hereafter designate as a place for service of notice. Any notice so mailed shall be conclusive be assumed to be received by the address thereof.

       7. WAIVER OF JURY TRIAL. AFTER CONSULTING WITH COUNSEL AND CAREFUL CONSIDERATION, J.P. STEVENS AND THE INDEMNITEES (BY THEIR ACCEPTANCE HEREOF) KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION ARISING OUT OF THIS AGREEMENT, OR OUT OF ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (ORAL OR WRITTEN), OR ACTIONS OF J.P. STEVENS OR INDEMNITEES. THIS WAIVER IS A MATERIAL INDUCEMENT TO THE INDEMNITEES OF THIS AGREEMENT.

       8. Injunctive Relief. Damages at law may be an inadequate remedy for the breach of any covenants, promises and agreements contained in this Agreement, and, accordingly, the Indemnitees and their affiliates and their respective officers, directors, equity owners and employees shall be entitled to injunctive relief, without the requirement to post any bond, with respect to any such breach, including specific performance of such covenants, promises or agreements or an order enjoining J.P. Stevens from any threatened, or from the continuation of any actual, breach of the covenants, promises or agreements contained in this Agreement.

       IN WITNESS WHEREOF, J.P. Stevens has executed this Agreement to be effective as of the date and year first above written.

Witness:                                          J.P. STEVENS & CO.


                                                  By
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